Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Barrick Gold Corporation

Toronto, Canada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Barrick Gold Corporation of: 1) our report dated March 8, 2019, relating to the consolidated financial statements of Barrick Gold (Holdings) Limited (formerly Randgold Resources Limited), and 2) our reports dated March 29, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Barrick Gold (Holdings) Limited (formerly Randgold Resources Limited), which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Auditors” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 13, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Barrick Gold Corporation

Toronto, Canada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Barrick Gold Corporation of our report dated March 14, 2018, relating to the consolidated financial statements of Kibali (Jersey) Limited, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Auditors” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 13, 2019